UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

   ADVENTRX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation or organization)	84-1318182 (I.R.S. Employer ID Number)

9948 Hibert Street, Suite 100 San Diego, California Address of principal executive offices	92131 Zip Code

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class to Be Registered	Name of Each Exchange on Which Each Class Is to be Registered

Common Stock, par value $0.001 per share	American Stock Exchange LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act Registration Statement and file number to which this form relates: ___ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.          Description of Registrant's Securities to be Registered

          The description of the registrant’s common stock, par value $0.001 per share, is incorporated by reference to Item 8 of the registrant’s Registration Statement on Form 10-SB (File No. 0-33219), filed October 2, 2001, as amended, and to Item 5 of the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

Item 2.          Exhibits.

                      The exhibits to this registration statement are incorporated by reference to the documents set forth on exhibit index which is attached hereto.

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Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ADVENTRX PHARMACEUTICALS, INC

Date: April 22, 2004	By:	/s/ Steven M. Plumb

Title: Chief Financial Officer

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Exhibit Index

No.	Description

3.1	Certificate of Incorporation of Victoria Enterprises, Inc.
3.2	Certificate of Amendment of Certificate of Incorporation of Victoria Enterprises, Inc.
3.3	Certificate of Amendment of Certificate of Incorporation of BioQuest, Inc.
3.4	Certificate of Amendment of Certificate of Incorporation of BioQuest, Inc.
3.5	Certificate of Ownership and Merger Merging Biokeys, Inc. with and into Biokeys Pharmaceuticals, Inc.
3.6*	Amended and Restated Bylaws of Biokeys Pharmaceuticals, Inc.
3.7	Certificate of Amendment to the Certificate of Incorporation of ADVENTRX Pharmaceuticals, Inc.
4.1*	Certificate of Designation of BioQuest, Inc.
4.2**	Certificate of Designation of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock of Biokeys Pharmaceuticals, Inc. effective September 23, 2002
_________________________
*         Incorporated by reference to the same-numbered exhibit to the Company’s Registration Statement on Form 10-SB, filed October 2, 2001, as amended.
**  Incorporated by reference to the same-numbered exhibit to the Company’s Quarterly Report on Form 10-QSB, filed November 26, 2002 (exhibit included in the body of the Form 10-QSB and not filed as a separate exhibit file).

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